HENRY GROUP PROPERTIES

CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2013

CONTENTS

PAGE
INDEPENDENT AUDITOR’S REPORT	1
CARVE-OUT FINANCIAL STATEMENTS
Carve-out Statement of Assets, Liabilities, and Net Investment	3
Carve-Out Statement of Revenues and Expenses	4
Carve-Out Statement of Changes in Net Investment	5
Carve-Out Statement of Cash Flows	6
Notes to Carve-out Financial Statements	7

INDEPENDENT AUDITOR’S REPORT

To the Members of
Henry Resources LLC
Midland, Texas

We have audited the accompanying carve-out statement of assets, liabilities and net investment of the Henry Group Properties (HGP) which consists of the Henry Group Companies and the Along-side Interests, (collectively the “Seller,” defined in Note 1) as provided for in the Purchase Agreements dated February 14, 2014, as of December 31, 2013, and the related carve-out statements of revenues and expenses, changes in net investment, and cash flows for the year then ended, and the related notes to the carve-out financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the HGP preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the HGP’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

To the Members of
Henry Resources LLC

Opinion

In our opinion the carve-out financial statements referred to above presents fairly, in all material respects, the financial position of HGP as of December 31, 2013, and the results of its operations and its cash flows for the year ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Other Matter

As discussed in Note 1, HGP is a group of related assets and liabilities in the form of leasehold interests owned by the Henry Group Companies and Along-side Interest owners in certain producing oil and gas properties and are not a stand-alone entity. The carve-out financial statements of HGP reflect the assets, liabilities, revenues, and expenses directly attributable to the properties, as well as allocations deemed reasonable by management to present the carve- out financial position, results of operations, changes in net investment and cash flows of HGP on a stand-alone basis and do not necessarily reflect the carve-out financial position, results of operations, changes in net investment and cash flows of HGP in the future or what they would have been had HGP been a separate stand-alone entity during the period presented.

WEAVER AND TIDWELL, L.L.P. Midland, Texas
April 14, 2014

HENRY GROUP PROPERTIES
CARVE-OUT STATEMENT OF ASSETS, LIABILITIES, AND NET INVESTMENT
DECEMBER 31, 2013

ASSETS
CURRENT ASSETS
Accounts receivable	$3,183,166

Total current assets	3,183,166

OIL AND GAS PROPERTIES, full cost
Costs being amortized	139,872,588
Accumulated depletion, depreciation, amortization and impairment	(33,641,554)

Net oil and gas properties	106,231,034

TOTAL ASSETS	$109,414,200

LIABILITIES AND NET INVESTMENT

CURRENT LIABILITIES
Related party payables	$2,353,943
Commodity price hedging contract	59,469
Margin tax liability	86,070

Total current liabilities	2,499,482

NON-CURRENT LIABILITIES
Deferred tax liability	587,323
Asset retirement obligations	1,352,692

Total non-current liabilities	1,940,015

Total liabilities	4,439,497

NET INVESTMENT	104,974,703

TOTAL LIABILITIES AND NET INVESTMENT	$109,414,200

The Notes to Carve-out Financial Statements are an integral part of this statement.

HENRY GROUP PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

REVENUES
Oil and gas sales	$39,166,383

EXPENSES
Lease operating expenses	5,711,183
Production taxes	1,749,490
Depreciation, depletion and amortization expense	12,586,062
Accretion of asset retirement obligation	70,334
General and administrative expenses	1,868,830

Total expenses	21,985,899

Income from operations	17,180,484

OTHER EXPENSE
State tax expense	169,599
Realized and unrealized loss
on commodity price hedging contracts	511,614

NET INCOME	$16,499,271

The Notes to Carve-out Financial Statements are an integral part of this statement.

HENRY GROUP PROPERTIES
CARVE-OUT STATEMENT OF CHANGES IN NET INVESTMENT
FOR THE YEAR ENDED DECEMBER 31, 2013

BALANCE, December 31, 2012	$97,717,684

Net Income	16,499,271

Capital distributions to owners	(9,242,252)

BALANCE, December 31, 2013	$104,974,703

The Notes to Carve-out Financial Statements are an integral part of this statement.

HENRY GROUP PROPERTIES
CARVE-OUT STATEMENT OF REVENUES AND EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$16,499,271
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation, depletion and amortization	12,586,062
Accretion of asset retirement obligation	70,334
Market value adjustment for derivative instruments	511,614
Changes in operating assets and liabilities
Accounts receivable	(409,554)
Related party payable	(3,037,937)
Deferred tax liability	83,529
Margin tax liability	86,070
Settlements received from derivative instruments	28,100

Net cash provided by operating activities	26,417,489

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - drilling and development	(12,351,033)
Capital expenditures - lease and well equipment	(4,824,204)

Net cash used in investing activities	(17,175,237)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributions to owners	(9,242,252)

Net cash used in financing activities	(9,242,252)

Net change in cash	—

CASH, beginning of year	—

CASH, end of year	$—

SIGNIFICANT NON-CASH TRANSACTIONS
Net increase in asset retirement obligations
related to oil and gas properties	$193,094

Accrued capital expenditures
related to oil and gas properties	$1,587,901

The Notes to Carve-out Financial Statements are an integral part of this statement.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Organization and Basis of Presentation
On February 14, 2014, Diamondback E&P LLC, a Delaware limited liability company (“Diamondback E&P” or “Buyer”) entered into two purchase agreements with Henry Resources LLC, a Texas limited liability company, Henry Production LLC, a Texas limited liability company, Henry Taw Production LP, a Texas limited partnership, and Davlin LP, a Texas limited partnership, collectively (“Henry Group Companies”), to purchase all of their interests in certain oil and gas properties located in Martin and Midland Counties, Texas for an aggregate cash consideration of approximately $159 million, before purchase price adjustments. In connection with the purchase of the Henry Group Companies, Diamondback E&P purchased certain additional non-operated rights and interests in the Henry Group Companies’ properties from certain persons affiliated with the Henry Group Companies (collectively, the “Along-side Interests”) for an aggregate cash consideration of approximately $15 million. The closing with the Henry Group Companies and the Along-side Interests (collectively, “Henry Group Properties” or “HGP”) occurred on February 27, 2014 with the effective date of January 1, 2014. The accompanying carve-out financial statements include the assets, liabilities, revenues and expenses, and cash flows of HGP as of December 31, 2013 and for the year then ended. A summary of the HGP’s significant accounting policies consistently applied in the preparation of the accompanying carve-out financial statements follows:

Allocation of Costs

The accompanying carve-out financial statements have been prepared in accordance with Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) Topic 1-B. These rules require allocation of costs for salaries and benefits, depreciation, rent, accounting, legal services and other expenses. The Seller has allocated general and administrative expense to HGP using a ratio of oil and gas volume produced by HGP to the total oil and gas volume produced by all properties owned by the Seller for the year ended December 31, 2013. Management believes the allocation methodologies used are reasonable and result in an allocation of the cost of doing business borne by the Seller on behalf of HGP. These allocations may not be indicative of the cost of future operations or the amount of future allocations.

Use of Estimates in the Presentation of Financial Statements

The preparation of the carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires the HGP management to make estimates and assumptions that affect the amounts reported in these carve-out financial statements and accompanying notes. Actual results could differ from those estimates.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Use of Estimates in the Presentation of Financial Statements – Continued

Significant assumptions are required in the valuation of proved oil and gas reserves which may affect the amount at which oil and gas properties are recorded, provisions for depreciation, depletion and amortization, and the impairment of oil and gas properties. Estimation of asset retirement obligations is based on the timing and cost of future abandonments. Estimation of production volumes near period end is required in order to determine the amount of oil and gas revenue receivable at period end. It is possible these estimates could be revised in the near term and these revisions could be material.

Accounts Receivable

Trade accounts receivable, which are primarily from oil and gas sales, are recorded at the invoiced amount and do not bear interest. HGP routinely reviews outstanding accounts receivable balances, assesses the financial strength of its customers, and records a reserve for amounts not expected to be fully recovered. Actual balances are not applied against the reserve until substantially all collection efforts have been exhausted. At December 31, 2013, HGP had no allowance for doubtful accounts.

Oil and Gas Properties

HGP utilizes the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with the acquisition, exploration and development of oil and gas reserves and present value of future retirement costs are capitalized. Exploration and development costs include dry hole costs, geological and geophysical costs, direct overhead related to exploration and development activities and other costs incurred for the purpose of finding oil and gas reserves. Costs related to undeveloped oil and gas properties may be excluded from depletable costs until such properties are evaluated as either proved or unproved properties. Costs incurred to maintain producing wells and related equipment and lease and well operating costs are charged to expense as incurred. Depreciation and depletion expense for oil and gas producing property was $12,586,062 for the year ended December 31, 2013. HGP had capitalized costs being amortized of $139,872,588 as of December 31, 2013. Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. At December 31, 2013, none of the HGP undeveloped properties were excluded from depletable costs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Oil and Gas Properties – Continued

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, are amortized on the unit-of-production method using estimates of proved reserves. Equipment salvage value is considered in determining the depreciation, depletion and amortization rate, if material. In addition, the capitalized costs are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value (discounted at 10 percent) of future net revenues from proved reserves, using the first of the month un-weighted average pricing for the year, based on current operating conditions, plus the lower of cost or fair market value of unevaluated properties. The HGP had net capitalized costs being amortized of $106,231,034 which did not exceed the estimated present value of future net revenues from proved reserves. As such, no impairment was recorded for the year ended December 31, 2013.

Derivative Financial Instruments

HGP’s derivative financial instruments are used to manage commodity price risk attributable to expected oil and gas production. While there is risk the financial benefit of rising oil and gas prices may not be captured, HGP believes the benefits of stable and predictable cash flows outweighs the potential benefits.

HGP accounts for derivative financial instruments using fair value accounting and recognizes gains and losses in earnings during the period in which they occur. Unsettled derivative instruments are recorded in the accompanying carve-out statement of assets, liabilities, and net investment as either a current or non-current asset or liability measured at its fair value. HGP only offsets derivative assets and liabilities for arrangements with the same counterparty. When right of offset exists derivative assets and liabilities with counterparties are recorded gross in the carve-out statement of assets, liabilities, and net investment.

Related Party Payables

Related party payables include obligations incurred in the ordinary operation of the business for services performed and products received, including capital expenditures that are capitalized as oil and gas properties.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Asset Retirement Obligations

HGP accounts for their asset retirement obligations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 410, Asset Retirement and Environmental Obligations. Asset retirement obligations consist of estimated costs of dismantlement, removal, site reclamation and similar activities associated with oil and gas properties. A liability is recorded when the fair value of the asset retirement obligation can be reasonably estimated and recognized in the period a legal obligation is incurred. The liability amounts are based on retirement costs estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the adjusted risk-free rate of interest.

The retirement obligation is recorded at its estimated present value of the obligation’s inception with an offsetting increase to proved properties in the carve-out statement of assets, liabilities, and net investment. This addition to proved properties represents a non-cash investing activity for presentation in the statement of cash flows and is subject to dispute. After initially recording the liability, it accretes for the passage of time and the related cost of capital, with the increase reflected as accretion expense in the carve-out statement of revenues and expenses.

Net Investment

The change in net assets that is not attributable to current period earnings is reflected as capital distributions to owners for that period.

Revenue Recognition

Revenues are recorded on the sales method of accounting for oil, natural gas and natural gas liquids whereby direct operating revenues are recognized as the production is sold to purchasers at a fixed and determinable price, delivery has occurred. The amount of gas sold may differ from the amount to which HGP is entitled based on ownership interest. HGP’s natural gas imbalances are not significant.

Operating Expenses

Operating expenses are recognized when incurred and include amounts incurred to bring crude oil, natural gas, and natural gas liquids to the surface, gather, transport, field process, treat and store same. Operating expenses are reflected net of gathering, processing and transportation revenues associated with the oil and gas properties.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Concentration of Credit Risk

Arrangements for crude oil and condensate, natural gas liquids, and natural gas sales are evidenced by signed contracts with determinable market prices and direct operating revenues are recorded when production is delivered. A significant majority of the purchasers of these products have investment grade credit rating and material credit losses have been rare. For the year ended December 31, 2013, proceeds from sale of oil and gas was related to one purchaser.

Income and State Tax Expense

HGP is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of HGP and any related tax credits, for federal income tax purposes, are deemed to pass to the owners of HGP even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no federal income tax provision has been made in the carve-out financial statements since the federal income tax is an obligation of the owners.

In 2006, the State of Texas enacted the Texas Margin Tax bill effective January 1, 2008 for the tax year ended December 31, 2007. The State of Texas franchise tax applies to legal entities conducting business in Texas. The tax is calculated by applying a tax rate to a base that considers both revenues and expenses and, therefore, has the characteristics of an income tax. HGP is also subject to various other state taxes. For the year ended December 31, 2013, HGP recognized a total of $169,599 in state tax expense related to the current Texas margin tax and change in deferred tax liabilities, disclosed further in note 6.

HGP uses the liability method of accounting for income tax in accordance with FASB ASC Topic No. 740, Accounting for Income Taxes. Income taxes are provided for the tax effects of transactions reported in the carve-out statement of assets, liabilities, and net investment and consist of taxes currently due plus deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carve-out financial statements carrying amounts of existing assets and liabilities and their respective tax bases.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Income and State Tax Expense – Continued

Deferred tax assets, including tax loss and credit carryforwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets or liabilities. As of December 31, 2013 HGP had deferred tax liabilities for differences between book and tax reporting for oil and natural gas properties. FASB ASC Topic No. 740, Accounting for Income Taxes, prescribes accounting for and disclosure of uncertainty in tax positions. This interpretation defines the criteria that must be met for the benefits of a tax position to be recognized in the carve-out financial statements and the measurement of tax benefits recognized. For the year ended December 31, 2013 HGP did not record a liability related to uncertain tax positions. For the year ended December 31, 2013, HGP did not recognize any interest or penalty expense related to uncertain tax positions or income taxes.

As HGP is not subject to federal income tax, but is subject to state margin tax, provisions for state margin taxes are based on taxes payable for the current year and deferred taxes on temporary differences between the amount of taxable margin and pretax financial income, and between the tax bases of assets and liabilities and their reported amounts in the carve-out financial statements. Deferred tax assets and liabilities are included in the carve-out financial statements at currently enacted state margin tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for state margin taxes.

Accordingly, the Partnership has recorded $587,323 as a deferred tax provision liability and $86,070 for current portion for the year ended December 31, 2013.

Subsequent Events

Management has evaluated events and transactions associated with HGP after the balance sheet date through April 14, 2014, the date these carve-out financial statements were available to be issued.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 2. RELATED PARTY TRANSACTIONS

Transactions between related parties are considered to be related party transactions even though they may not be given accounting recognition. FASB ASC Topic 850, Related Party Disclosures (ASC Topic 850), requires that transactions with related parties that would make a difference in decision making shall be disclosed so that users of the financial statements can evaluate their significance.

Related party transactions typically occur within the context of the following relationships:

•    Affiliates of the entity;

•	Entities for which investments in their equity securities is typically accounted for under the equity method by the investing entity;

•    Trusts for the benefit of employees;

•    Principal owners of the entity and members of their immediate families;

•    Management of the entity and members of their immediate families;

•
Other parties with which the entity may deal if one party controls or can significantly influence the management or operating policies of the other to the extent that one of the transacting parties might be prevented from fully pursuing its own separate interests;

•
Other parties that can significantly influence the management or operating policies of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

Henry Resources, LLC is the operator of all the properties and is considered a related party under ASC 850. Transactions with this party to date have been the ordinary operation of the business for services performed, including all expenditures that are capitalized as oil and gas properties. During 2013, HGP paid and accrued $24,474,321 to the related party.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 3. DERIVATIVE FINANCIAL INSTRUMENTS

HGP uses derivative financial instruments to manage its exposure to commodity volatility, support HGP’s capital budget and expenditure plans and support the economics associated with acquisitions by stabilizing cash flows.

HGP does not enter into derivative instruments for speculative or trading purposes. The HGP accounts for derivatives in accordance with FASB ASC Topic 815, Accounting for Derivative Instruments and Hedging Activity (as amended) (ASC Topic 815). Currently, HGP does not designate its derivative instruments to qualify for hedge accounting. Accordingly, HGP reflects changes in the fair value of its derivative instruments in its statements of operations as they occur.

Commodity hedging instruments may take the form of collars, swaps or other derivatives indexed to NYMEX or other commodity price indexes. Such derivative instruments will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and the spot markets where HGP’s production is sold, and are authorized by the Owners of HGP. Derivatives are expected to be realized as related production occurs, but may be terminated earlier if anticipated downward price movement occurs or if HGP believes the potential for such movement has abated.

During 2013, HGP entered into a series of crude oil collar contracts to fix their crude oil price exposure. The periods covered, notional amounts, fixed price and related commodity pricing index of the contracts are described below. The following table sets forth HGP’s outstanding crude oil derivative contracts as of December 31, 2013:

				Collars
			Bbls	Weighted Average	Weighted Average
Period	Type of Contract	Index	Per Month	Floor Price	Ceiling Price

2014	Collars	NYMEX WTI	8,464	$90.00	$97.78

The fair value of derivatives included in the accompanying carve-out statement of assets, liabilities, and net investment as of December 31, 2013 is summarized below:

Commodity, current derivative liability	$59,469
59,469

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 3. DERIVATIVE FINANCIAL INSTRUMENTS - CONTINUED

The following table sets forth the cash settlements and non-cash fair value adjustments for derivative instruments not designated as hedges for the year ended December 31, 2013, which is presented as realized and unrealized losses on derivative instruments in the accompanying carve-out statements of revenues and expenses:

Cash receipts, upon settlement	$(28,100)
Fair value adjustment loss	539,714

Realized and unrealized loss on oil and gas derivatives	$511,614

NOTE 4. FAIR VALUE MEASUREMENTS

HGP’s valuation techniques are applied to all of the assets and liabilities carried at fair value as of December 31, 2013 and have been categorized based upon a fair value hierarchy in accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures (ASC Topic 820). ASC Topic 820 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements.

HGP’s derivative instruments are carried at fair value as measured by ASC Topic 820. The fair value is based upon independently sourced market parameters. HGP's derivative instruments are subject to netting arrangements and qualify for net presentation in the carve-out statement of assets, liabilities, and net investment in those instances where such arrangements exist with the respective counterparty.

To ensure these derivative instruments are recorded at fair value, valuation adjustments may be required to reflect the creditworthiness of either party as well as market constraints on liquidity. Any such adjustment was not material as of December 31, 2013.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

Level 1 inputs: — Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 4. FAIR VALUE MEASUREMENTS - CONTINUED

Level 2 inputs: — Inputs, other than quoted prices in active markets that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 inputs: — Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under Level 3 generally involves a significant degree of judgment from management. HGP’s crude oil collars were fair valued using Level 3 inputs as of December 31, 2013.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. ASC Topic 820 defines “fair value” as the price that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied. These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments, the market and the instruments’ complexity.

The following tables present the fair value hierarchy for those derivative instruments measured at fair value on a recurring basis as of December 31, 2013:

	Quoted Prices in	Significant	Significant
	Active Markets	Other	Unobservable
	for Identical	Observable Inputs	Inputs
	Assets (Level1)	(Level 2)	(Level 3)	Total

Liability - current
Commodity derivative
price collar contracts	—		(59,469)	(59,469)
Total liability - current	—	—	(59,469)	(59,469)

Net financial liabilities	$—	$—	$(59,469)	$(59,469)

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 4. FAIR VALUE MEASUREMENTS - CONTINUED

The following table sets forth a reconciliation of changes in the fair value of financial assets (liabilities) classified as Level 3 in the fair value hierarchy:

Balance at December 31, 2012	$—
Unrealized gains/losses, net	(59,469)
Balance at December 31, 2013	$(59,469)

Total gains for the period included in earnings
attributable to changes in unrealized gains
relating to assets still held at the balance sheet date	$(59,469)

NOTE 5. ASSET RETIREMENT OBLIGATIONS

HGP accounts for its asset retirement obligations in accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). ASC Topic 410 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition, 2) initial measurement of the liability, 3) allocation of asset retirement cost to expense, 4) subsequent measurement of the liability, and 5) related financial statement disclosure. ASC Topic 410 requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. HGP’s asset retirement obligations relate to future plugging and abandonment expenses of its oil and gas properties. The following table shows the changes in the balance of the asset retirement obligations during the period through December 31, 2013:

Beginning of year	$1,089,264
Liability incurred upon acquiring and drilling wells	191,386
Accretion expense	70,334
Revisons of previous estimates	1,708

End of year	$1,352,692

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 6. STATE TAX EXPENSE

HGP follows the provisions of FASB ASC Topic No. 740-10, Accounting for Income Taxes, which provides for recognition of a deferred tax asset for deductible temporary differences, net of a valuation allowance, and recognition of a deferred tax liability for taxable temporary differences. HGP is not subject to federal income taxes. The provision for income taxes consists of deferred taxes and differs from amounts that would be calculated by applying state mandated rates on taxable margin from income derived from operations in the state of Texas, due to the effect of various deductible and nondeductible items.

The components of the provision for the Texas franchise tax for the year ended
December 31, 2013 are as follows.

State
Current	$86,070
Deferred	83,529

Total provision	$169,599

The tax effects of temporary differences that give rise to deferred tax assets and liabilities at December 31, 2013 are as follows:

Deferred tax liabilities
Oil and natural gas properties, full cost method	$587,323

HGP is subject to the Texas Margin Tax. The taxable margin on all income derived from operations in the State of Texas is taxed at a rate of .975%. HGP recognizes deferred tax assets and liabilities for temporary differences related primarily to intangible drilling and completion costs which are capitalized for financial statement purposes and are deducted for Texas Margin Tax purposes.

NOTE 7. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

The following tables summarize the net ownership interest in the proved oil and gas reserves and the standardized measure of discounted future net cash flows related to the proved oil and gas reserves for HGP.

Proved reserves as of December 31, 2013 were estimated by qualified petroleum engineers of HGP using historical data and other information from the records of the third party seller of the Properties.

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 7. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - CONTINUED

All information set forth herein relating to the proved reserves as of December 31, 2013, including the estimated future net cash flows and present values, from that date, is taken or derived from the records of HGP. These estimates were based upon review of historical production data and other geological, economic, ownership, and engineering data provided and related to the reserves. No reports on these reserves have been filed with any federal agency. In accordance with the SEC’s guidelines, estimates of proved reserves and the future net revenues from which present values are derived, are based on an unweighted 12-month average of the first-day-of-the-month price for the period, held constant throughout the life of the oil and gas Properties. Operating costs, development costs, and certain production-related taxes, which are based on current information and held constant, were deducted in arriving at estimated future net revenues.

The proved natural gas, crude oil, and natural gas liquids reserves, all within the United
States, as of December 31, 2013 together with the changes therein are as follows:

			Natural Gas
	Natural Gas	Crude Oil	Liquids	Total
	Mcf	Bbl	Bbl	Boe
Quantities of proved reserves:
Balance December 31, 2012	6,987,738	3,223,340	—	4,387,963
Revisions	1,491,399	138,164	—	386,731
Discoveries	64,528	33,996	—	44,751
Production	(689,297)	(373,884)	—	(488,767)

Balance December 31, 2013	7,854,368	3,021,616	—	4,330,678

			Natural Gas
	Natural Gas	Crude Oil	Liquids	Total
	Mcf	Bbl	Bbl	Boe
Proved developed reserves
December 31, 2012	5,582,967	2,491,140	—	3,421,635
December 31, 2013	7,112,044	2,647,251	—	3,832,592

Proved undeveloped reserves
December 31, 2012	1,404,771	732,200	—	966,329
December 31, 2013	742,324	374,365	—	498,086

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 7. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - CONTINUED

Standardized measure of discounted future net cash flows relating to proved reserves before income taxes is as follows:

Future cash inflows	$333,836,250
Future production and development costs:
Production	136,273,762
Development	10,118,379
Future income taxes	2,336,854

Future net cash flows	185,107,255

10% discount for estimating timing of cash flows	(77,845,186)

Standardized measure of discounted future net cash flows	$107,262,069

Future cash inflows are computed by applying a 12-month average commodity price adjusted for location and quality differentials for 2013 to year-end quantities of proved reserves, except in those instances where fixed and determinable price changes are provided by contractual arrangements at year-end. Future development costs include future asset retirement costs. Future production costs do not include any general and administrative expenses. A discount factor of 10% was used to reflect the timing of future net cash flows. The standardized measure of discounted future net cash flows is not intended to represent the replacement cost or fair value of the oil and gas properties. The discounted future cash flow estimates do not include the effects of derivative instruments. Average sales price per commodity before adjustments follows:

Crude Oil per Bbl	$97.29
Natural gas per Mcf	$3.71

HENRY GROUP PROPERTIES
NOTES TO CARVE-OUT FINANCIAL STATEMENTS

NOTE 7. SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) - CONTINUED

The principal changes in standardized measure of discounted future cash inflows
(outflows) are as follows:

Standardized measure of discounted future net cash flow-
beginning of year	$100,858,521
Changes from:
Sales of natural gas and crude oil
produced - net of production costs	(31,705,710)
Net change in prices and production costs	13,989,968
Net change in future development costs	388,507
Discoveries	185,650
Revisions of previous quantity estimates	9,685,203
Preciously estimated development costs incurred	16,105,090
Net change in taxes	(78,194)
Accretion of discount	10,197,485
Change in timing and other	(12,364,451)

Standardized measure of discounted
future net cash flows - end of year	$107,262,069